EXHIBIT 99

Certifications Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)

We certify, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2003 of T. Rowe Price Group, Inc. that: (1) The Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained and incorporated by reference in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of T. Rowe Price Group, Inc.

/s/ George A. Roche, Principal Executive Officer

/s/ Cristina Wasiak, Principal Financial Officer

April 30, 2003

A signed original of this written statement required by Section 906 has been provided to T. Rowe Price Group, Inc. and will be retained by T. Rowe Price Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.